UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. ( )

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ADVANCED SERIES TRUST
(Name of Registrant As Specified In Its Charter)

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ADVANCED SERIES TRUST

AST T. Rowe Price Equity Income Portfolio

     Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

January 6, 2012

To the Contract Owners:
On September 26-28, 2011, at a regular meeting of the Board of Trustees of Advanced Series Trust (AST), the Trustees approved a new subadvisory agreement and a name change for the AST AllianceBernstein Core Value Portfolio. Effective October 31, 2011, T. Rowe Price Associates, Inc. (T. Rowe) became the new subadviser and the name of the AST AllianceBernstein Core Value Portfolio was changed to the AST T. Rowe Price Equity Income Portfolio (the Portfolio).
AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI and, collectively with ASTI, the Manager), as the investment managers of AST, have: (i) entered into a new subadvisory agreement with T. Rowe relating to the Portfolio and (ii) terminated the subadvisory agreement with AllianceBernstein L.P. (AllianceBernstein) relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of T. Rowe’s replacement of AllianceBernstein as a subadviser for the Portfolio.

This information statement describes the circumstances surrounding the Trustees' approval of the new subadvisory agreement and provides you with an overview of its terms. PI and ASTI will continue as AST’s investment managers. This information statement does not require any action by you. It is provided to inform you about the new subadvisory agreement.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ADVANCED SERIES TRUST

AST T. Rowe Price Equity Income Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

January 6, 2012

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the AST T. Rowe Price Equity Income Portfolio (the Portfolio) (formerly the AST AllianceBernstein Core Value Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued to the Trust by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits the Trust's investment managers to hire new subadvisers that are not affiliated with the investment managers, to terminate subadvisory agreements, and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.
AST is a management investment company registered under the Investment Company Act of 1940 (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.
The Trustees of AST are collectively referred to herein as the "Board" or "Trustees." The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102. AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI and, together with ASTI, the Manager) serve as the investment managers of AST.
At a meeting of the Board held on September 26-28, 2011, the Board unanimously approved: (i) a new subadvisory agreement between the Manager and T. Rowe Price Associates, Inc. (T. Rowe) with respect to the Portfolio (the Subadvisory Agreement) and (ii) the termination of the subadvisory agreement between the Manager and AllianceBernstein L.P. (AllianceBernstein) with respect to the Portfolio. This new Subadvisory Agreement became effective as of October 31, 2011. T. Rowe assumed day-to-day subadvisory responsibility for the Portfolio at the close of business on October 31, 2011.

T. Rowe is currently the sole subadviser for the Portfolio.

The Trust is providing this information statement to contract owners who had contract account value invested in the Portfolio as of the close of business on October 31, 2011. The Manager or its affiliates will pay for the costs associated with preparing and distributing this information statement to contract owners. This information statement will be mailed on or about January 23, 2012.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEW SUBADVISORY AGREEMENT
At a September 26-28, 2011 meeting of the Board of Trustees, including all of the Independent Trustees, considered and approved a new subadvisory agreement between the Manager and T. Rowe Price Associates, Inc. (T. Rowe or the Subadviser) with respect to the AST AllianceBernstein Core Value Portfolio (the Portfolio). The Board approved the replacement of the current subadviser for the Portfolio, AllianceBernstein L.P. (AllianceBernstein).

The new subadvisory agreement is attached as Exhibit A to this Information Statement.

Information on the management of T. Rowe and the other funds it manages using a substantially similar strategy is set forth in Exhibit B to this Information Statement.

Board Consideration of the New Subadvisory Agreement

In approving the agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Portfolio by the Subadviser; performance information; the fees proposed to be paid by the Manager to the Subadviser under the agreement; and the potential for economies of scale that may be shared with the Portfolio and its shareholders; and other benefits to the Subadviser. In connection with its deliberations, the Board considered information provided by the Manager and the Subadviser at or in advance of the meetings on September 26-28, 2011, including information regarding the performance of the Portfolio with AllianceBernstein as the subadviser, T. Rowe, the proposed portfolio management team and the proposed strategy. In their deliberations, the Trustees did not identify any single factor which alone was responsible for the Board’s decision to approve the agreement.

The Trustees determined that the overall arrangements between the Manager and the Subadviser, which will serve as the Portfolio’s subadviser pursuant to the terms of a subadvisory agreement, are appropriate in light of the services to be performed and the fees to be charged under the agreement and such other matters as the Trustees considered relevant in the exercise of their business judgment.

The material factors and conclusions that formed the basis for the Trustees’ reaching their determinations to approve the agreement are discussed below.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services that would be provided by T. Rowe to the Portfolio under the new subadvisory agreement, noting that the nature and extent of services under the existing agreement and new agreement were generally similar in that AllianceBernstein and T. Rowe were each required to provide day-to-day portfolio management services and comply with all Portfolio policy and applicable rules and regulations. The Manager also noted that T. Rowe currently subadvises several other Prudential insurance funds (collectively, the T. Rowe Funds).

With respect to the quality of services, the Board considered, among other things, the background and experience of the T. Rowe portfolio managers for the Portfolio. The Board received a report from the Manager and a representative of T. Rowe. The Board also received information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to T. Rowe in connection with the renewal of the relevant subadvisory agreements for the T. Rowe Funds at the June 15-17, 2011 meetings and updated information at the September 26-28, 2011 meetings. The Board noted that it received favorable compliance reports from the Trust’s Chief Compliance Officer (CCO) regarding T. Rowe.

The Board concluded that it was satisfied with the nature, extent and quality of investment subadvisory services to be provided to the Portfolio by T. Rowe and that there was a reasonable basis on which to conclude that the Portfolio would benefit from the subadvisory services to be provided by T. Rowe under the new agreement.

Performance

The Board received and considered information regarding T. Rowe’s investment performance in managing funds and accounts that use investment strategies similar to those proposed for the Portfolio. The Board concluded that it was satisfied with the performance record of the Subadviser in the proposed strategy.

Fee Rates

The Board considered the proposed subadvisory fee rate payable from the Manager to T. Rowe and the new agreement. The Board considered that the subadvisory fee rate for T. Rowe was higher than that for AllianceBernstein. The Board concluded that any change to the net investment management fee to be retained by the Manager under the new agreement would be reviewed in connection with future annual reviews of advisory agreements. The Board concluded that the proposed subadvisory fee was reasonable.

Profitability

Because the engagement of T. Rowe as Subadviser for the Portfolio is new, there was no historical profitability information to be reviewed with respect to the proposed subadvisory arrangement for the Portfolio to be reviewed. The Board noted that it would review profitability information in connection with future annual reviews of advisory agreements.

Economies of Scale

Because the engagement of T. Rowe as Subadviser for the Portfolio is new, there was no historical economies of scale information to be reviewed with respect to the proposed subadvisory arrangement for the Portfolio to be reviewed. The Board noted that it would review profitability information in connection with future annual reviews of advisory agreements.

Other Benefits to the Subadviser or its Affiliates

The Board considered potential “fall-out” or ancillary benefits that might be received by the Subadviser in connection with the Portfolio. The Board concluded that any potential benefits to be derived by the Subadviser were similar to benefits derived by the Subadviser in connection with their management of the T. Rowe Funds, which are reviewed on an annual basis. The Board concluded that the benefits to be derived by T. Rowe were consistent with the types of benefits generally derived by subadvisers to mutual funds.

Conclusion
After full consideration of these factors, the Board concluded that the approval of the subadvisory agreement was in the interests of the Portfolio.

Terms of the Subadvisory Agreement
Under the Subadvisory Agreement, T. Rowe is compensated by the Manager (and not the Portfolio) for the portion of assets T. Rowe manages as follows:

Fund Name	Subadvisory Fee
AST T. Rowe Price Equity Income Portfolio

Average daily net assets up to $100 million:

0.50% on the first $50 million

0.45% on the next $50 million

Average daily net assets exceed $100 million :
0.40% on all assets

Average daily net assets exceed $200 million:

0.35% on all assets

Average daily net assets exceed $500 million :

0.325% on first $500 million
0.30% on next $500 million

Average daily net assets exceed $1 billion:
0.30% on all assets

The Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board, T. Rowe is responsible for managing the investment operations of a portion of the Portfolio’s assets and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, T. Rowe will provide the Manager with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and reports as the Board may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust's management agreement with the Managers, and (3) the Subadvisory Agreement may be terminated at any time by T. Rowe or by the Manager on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, T. Rowe will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

MANAGEMENT OF THE TRUST

The Manager

AST Investment Services, Inc. (ASTI) One Corporate Drive, Shelton, Connecticut, and Prudential Investments LLC (PI and, together with ASTI, the Manager) Gateway Center Three, 100 Mulberry Street, Newark, New Jersey, serve as investment managers of the Trust. As of December 31, 2010, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $146.1 billion.

The Manager serves under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act. The Management Agreement was last approved by the Trustees, including a majority of the Independent Trustees, on June 15-17, 2011.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust, the Manager, subject to the supervision of the Board and in conformity with the stated policies of the Trust, manages both the investment operations of the Portfolio and the composition of the Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Trust. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Manager has responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Manager reviews the performance of the subadvisers and makes recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Manager also administers the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian, and the Trust's transfer agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

In connection with the management of the corporate affairs of the Trust, the Manager bears the following expenses:

•	the salaries and expenses of all of the Manager’s and the Trust's personnel except the fees and expenses of Trustees who are not af filiated persons of the Manager or any subadviser;
•	all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust as described below; and
•	the fees, costs and expenses payable to any investment subadvisers pursuant to subadvisory agreements between the Manager and such subadvisers.

Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

•	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;
•	the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
•

the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;

•	the charges and expenses of the Trust's legal counsel and independent auditors;
•	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
•	all taxes and corporate fees payable by the Trust to governmental agencies;
•	the fees of any trade associations of which the Trust may be a member;
•	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
•	the cost of fidelity, directors and officers and errors and omissions insurance;
•

the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Commission and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;

•	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders;
•	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

 The Management Agreement provides that the Manager will not be liable for any error of judgment by the Manager or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Manager or a portfolio by the Board or vote of a majority of the outstanding voting securities of the portfolio (as defined in the 1940 Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

Fees payable under the Management Agreement are computed daily and paid monthly. The Manager may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Trust. Fee waivers and subsidies will increase the Trust’s total return. These voluntary waivers may be terminated at any time without notice.

The table below sets forth the applicable fee rate and the management fees received by the Manager from the Portfolio for the last completed fiscal year.

Portfolio	Management Fee Rate	Fees for the fiscal year ended December 31, 2010
AST T. Rowe Price Equity Income Portfolio (Formerly AST AllianceBernstein Core Value Portfolio)	0.75% of average daily net assets	$1,541,294

Information about PI and ASTI
PI and ASTI are both wholly-owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTI is organized as a Connecticut corporation.

Directors and Officers of PI and ASTI

 The principal occupations of the directors and principal executive officers PI are set forth below. The address of each person is c/o Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

PI:

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Stuart S. Parker	President

President of Prudential Investments LLC (since January 2012); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005 - December 2011).

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer	Chief Compliance Officer (since April 2007) of PI and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.
Grace C. Torres	Assistant Treasurer and Senior Vice President

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

M. Sadiq Peshimam	Vice President	Vice President (since 2005) of Prudential Investments LLC.
Peter Parrella	Vice President	Vice President (since 2007) and Director (2004-2007) within Prudential Mutual Fund Administration; formerly Tax Manager at SSB Citi Fund Management LLC (1997-2004).

Set forth below are the names, titles and principal occupations of the officers and directors of ASTI. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

ASTI:

Name	Position with ASTI	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge, and Director (since June 2005) of AST Investment Services, Inc.; Vice President of Prudential Investments LLC.
Stephen Pelletier	Director and Executive Vice President	President of Prudential Annuities (since 2008); Chairman and CEO, International Investments, Prudential Financial (since January 1998).
Kathryn L. Quirk	Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.

Scott E. Benjamin	Director and Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Robert M. Falzon	Treasurer

Treasurer (since January 2010) of AST Investment Services, Inc.; Senior Vice President (since January 2010) of Prudential Financial, Inc.; Senior Vice President (since January 2010) of The Prudential Insurance Company of America.

John T. Fleurant	Controller	Controller (since January 2010) of AST Investment Services, Inc.; Treasurer (since January 2010) of The Prudential Insurance Company of America.

Custodian

BNY Mellon Investment Servicing Trust Company, 301 Bellevue Parkway, Wilmington, Delaware 19809 serves as Custodian for the Portfolio’s securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with AST. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent
Prudential Mutual Fund Services (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

For the most recently completed fiscal year ended December 31, 2010, the Portfolio incurred approximately the following fees for services provided by PMFS:

Portfolio	Amount Paid
AST T. Rowe Price Equity Income Portfolio (Formerly AST AllianceBernstein Core Value Portfolio)	$3,200

BNY Mellon Asset Servicing (BNY) serves as sub-transfer agent to the Portfolio. PMFS has contracted with BNY, 301 Bellevue Parkway, Wilmington, Delaware, 19809, to provide certain administrative functions to PMFS. PMFS compensates PNC for such services.

Brokerage

The Portfolio paid the following commissions to affiliated broker dealers for the fiscal year ended December 31, 2010:

Portfolio	Amount Paid
AST T. Rowe Price Equity Income Portfolio (Formerly AST AllianceBernstein Core Value Portfolio)	$0

Shareholder Proposals

The Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Annual and Semi-Annual Reports
The Trust’s annual and semi-annual reports are sent to shareholders. Only one report may be delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust's most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 225-1852 (toll free).

Shareholder Information
Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs

Secretary

Dated: January 6, 2012

Exhibit A

ADVANCED SERIES TRUST
AST T. Rowe Price Equity Income Portfolio
SUBADVISORY AGREEMENT

Subadvisory Agreement made as of this 31st day of October, 2011, between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (AST), a Maryland corporation (together, the Co-Managers), and T. Rowe Price Associates, Inc. (TRPA or the Subadviser), a corporation organized and existing under the laws of the State of Maryland.

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust, a Massachusetts business trust (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Fund; and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund’s portfolio as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Fund (the Board), the Subadviser shall provide investment management services to such portion of the Fund’s portfolio, including the purchase, retention and disposition of securities therein, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide investment advisory services for such portion of the Fund’s portfolio as the Co-Managers shall direct, and the Subadviser shall have discretion without prior consultation with the Co-Managers to determine, from time to time, what investments and securities will be purchased, retained or, sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall, act in conformity with the copies of the Second Amended and Restated Declaration of Trust, the By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund including any amendments to those procedures (Board Procedures) provided to it by the Co-Managers (the Fund Documents), comply with the instructions and directions of the Co-Managers and of the Board, and co-operate with the Co-Managers’ (or their designees) compliance personnel. The Subadviser shall also comply at all times, with respect to the management of such portion of the Fund’s portfolio delegated to it by Co-Managers, with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), Section 817(h) of the Internal Revenue Code of 1986, as amended, and all rules and regulations thereunder, and all other applicable federal and state laws, rules, and regulations, including securities laws. The Co-Managers shall provide Subadviser, in a timely fashion, with copies of any updated Fund Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including, but not limited to, any broker or dealer affiliated with the Co-Managers or the Subadviser) in accordance with the Fund’s policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board may direct from time to time. In providing the Fund with investment advisory services, it is recognized that the relevant Subadviser shall give primary consideration to securing best execution (which may not involve the most favorable commission). Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which such Subadviser’s other clients may be a party. In pursuing best execution, the Co-Managers (or the Subadviser) each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by all applicable laws, rules, and regulations, including, without limitation, those under the 1940 Act and the Advisers Act. The Subadviser shall furnish to the Co-Managers or the Board such information relating to the Subadviser’s services under this Agreement as reasonably requested by the Co-Managers and the Board pursuant to applicable law within a reasonable period of time after the Co-Managers or the Board makes such request. The Subadviser shall make reasonably available their employees and officers for consultation with any of the trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v) The Subadviser or its affiliates shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages. The Subadviser shall furnish the Co-Managers with information concerning portfolio transactions each day and such other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Co-Managers and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Subject to the Subadviser’s responsibilities to the Fund, the Co-Managers agree that the Subadviser may give advice or exercise investment responsibility and take such other action with respect to other individuals or entities which may differ from advice given to the Fund. Further, the Co-Managers acknowledge that the Subadviser, or its agents, or employees, or any of the accounts the Subadviser advises, may at any time hold, acquire, decrease, dispose of or otherwise deal with positions in investments in which the Fund may or may not have an interest from time to time, whether such transactions involve the Fund or otherwise.

(vii) The Subadviser and the Co-Managers understand and agree that if the Co-Managers manage the Fund in a “manager-of-managers” style, the Co-Managers shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of their evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(viii) The Subadviser acknowledges that the Co-Managers and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(ix) The Subadviser shall provide the Co-Managers a copy upon request of Subadviser’s Form ADVs as filed with the Securities and Exchange Commission (the Commission).

(b) The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records that it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund’s request, provided, however, that the Subadviser may retain a copy of such records. The Fund’s books and records maintained by the Subadviser shall be made available, within ten (10) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Co-Managers or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Fund; provided, that the Subadviser is given the opportunity to take all steps that are reasonably necessary to protect the disclosure of confidential information of their other clients. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund's books and records maintained by the Subadviser shall be returned to the Fund or the Co-Managers. The Subadviser agrees that the policies and procedures it has established for managing the Fund portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Co-Managers or their respective authorized representatives upon reasonable written request within not more than ten (10) business days.

(c) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Co-Managers and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures in compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Co-Managers and the Fund upon reasonable request. The Subadviser shall ensure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Co-Managers for purposes of filing any required reports with the Commission or such other regulator having appropriate jurisdiction.

(d) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with the maintenance of compliance procedures pursuant to paragraph 1(c) hereof as the Co-Managers may reasonably request.

(e) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio provided that the Fund’s custodian has furnished such proxy materials and other items requiring a vote in a timely fashion to the Subadviser, subject to such reporting and other requirements as shall be established by the Co-Managers.

(f) The Co-Managers acknowledge that the Subadviser is not the Fund's pricing agent. The Subadviser acknowledges that it will assist the Co-Managers or the Fund when market quotations may not be readily available for valuation of the Fund's portfolio securities. The Subadviser may also provide recommendations to the Co-Managers, upon request, relating to methodologies used by the Subadviser in valuing certain securities that may be held by the Fund. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Fund or the Co-Managers in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(g) The Subadviser shall provide the Co-Managers with any information reasonably requested regarding its management of the Fund’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Co-Managers with certification, documentation or other information reasonably requested or required by the Co-Managers in such form as mutually agreed upon by the Subadviser and the Co-Managers for purposes of the certifications of shareholder reports by the Fund’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Co-Managers if any information in the Prospectus is (or will become) inaccurate or incomplete.

(h) The Subadviser shall comply with Board Procedures provided to the Subadviser by the Co-Managers or the Fund as applicable to its duties as subadviser. The Subadviser shall notify the Co-Managers as soon as reasonably practicable upon detection of any material breach by the Subadviser of such Board Procedures.

(i) The Subadviser shall keep the Fund and the Co-Managers informed of developments relating to its duties as subadviser of which the Subadviser has knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Co-Managers, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Co-Managers may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Co-Managers and the Board with reports regarding the Subadviser’s management of the Fund’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Co-Managers. The Subadviser shall certify quarterly to the Fund and the Co-Managers that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Co-Managers. Upon written request of the Fund or the Co-Managers with respect to material violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Co-Managers to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics; provided that the Subadviser may take steps that are reasonably necessary to preserve the confidentiality of its employees’ personal financial information in providing such reports to the Fund or the Co-Managers.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or seek to cause the Fund’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3. The assets of the Fund shall be maintained in the custody of a custodian as designated within an agreement between the Fund and the custodian (the Custodian). Subadviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of Subadviser properly authorized to give such instruction.

4. For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefore, a fee equal to the percentage of the Fund’s average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A no later than the fifteenth (15th) business day immediately following the end of each calendar month. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Fund that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers. If this Agreement terminates before the end of any calendar month, the investment management fee for the period from the beginning of such month to the date of termination shall be prorated based on the full month in which such termination occurs. The Co-Managers will provide a worksheet with the monthly payment showing the average daily net assets and the calculation of the subadvisory fee.

5.(a) The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Fund may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers’ willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

(b). The Co-Managers acknowledge and agree that the Subadviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

6. Subject to the right of each, the Co-Managers and Subadviser, to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each of the Co-Managers and Subadviser in respect thereof. In accordance with Regulation S-P, if non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with the Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

7. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, all without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. TRPA agrees that it shall promptly notify the Fund and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement by TRPA, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of TRPA; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically upon notice to the Subadviser of the execution of a new Agreement by the Fund with a successor subadviser for all of the Fund’s assets.

8. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and at One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Fund: Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser: 100 East Pratt Street, Baltimore, Maryland 21202, Attention: David Oestreicher.

9. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell or recommend for purchase or sale, for the Fund any security which it, its affiliates, or employees may purchase or sell for the Subadviser’s account or such affiliates’ or employees’ own accounts or for the account of any other client of Subadviser.

10. During the term of this Agreement, the Co-Managers agree to furnish TRPA at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to TRPA in any way, prior to use thereof and not to use such material if TRPA reasonably objects in writing after receipt thereof. Sales literature may be furnished to TRPA hereunder by first-class or overnight mail, facsimile transmission equipment, confirmed email or hand delivery. The Co-Managers will ensure that materials prepared by employees or agents of the Co-Managers or their affiliates that refer to TRPA in any way are consistent with those materials previously approved by TRPA as referenced in this section.

11. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

12. This Agreement may be amended by mutual consent of all of the parties hereto, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

13. This Agreement shall be governed by the laws of the State of New York.

14. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15. All information, advice, board materials, reports and other materials furnished by one party to the other (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except to the Fund’s agents and except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders, or as may reasonably be requested by a regulator. In addition, the Co-Managers will take all steps reasonably necessary to ensure that their employees and affiliates who request portfolio information from Subadviser are appropriately authorized to receive such information under the Fund’s selective disclosure policies.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
By:     /s/ Timothy Cronin
Name:     Timothy Cronin
Title:      Senior Vice President

AST INVESTMENT SERVICES, INC.
By:     /s/ Timothy Cronin
Name:     Timothy Cronin
Title:      President

T. ROWE PRICE ASSOCIATES, INC.
By:     /s/ Fran Pollack-Matz
Name:     Fran Pollack-Matz
Title:      Vice President

Exhibit A

SCHEDULE A

Advanced Series Trust

As compensation for services provided by T. Rowe Price Associates, Inc. (TRPA), Prudential Investments LLC and AST Investment Services, Inc. will pay TRPA an aggregate fee on the net assets managed by TRPA that is equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
AST T. Rowe Price Equity Income Portfolio	Average daily net assets up to $100 million: 0.50% on the first $50 million 0.45% on the next $50 million

Average daily net assets exceed $100 million: 0.40% on all assets

Average daily net assets exceed $200 million: 0 .35% on all assets

Average daily net assets exceed $500 million: 0.325% on first $500 million 0.30% on next $500 million

Average daily net assets exceed $1 billion: 0.30% on all assets

Dated as of October 31, 2011.

Exhibit B

MANAGEMENT OF T. ROWE PRICE ASSOCIATES (T. ROWE)

T. Rowe Price Associates, Inc. (T. Rowe) has been providing investment advisory services to investment companies and institutional clients since 1937. As of September 30, 2011 T. Rowe and its affiliates managed assets totaling approximately $453.5 billion. T. Rowe’s address is 100 East Pratt Street, Baltimore, MD 21202.

The table below lists the name, address, position with and principal occupation during the past five years for the principal executive officers of T. Rowe.

Name and Address*	Title	Principal Occupation
Brian Rogers	Chief Investment Officer Director Vice President
James A.C. Kennedy	Director President
Edward C. Bernard	Director Vice President
William J. Stromberg	Director Vice President
John R. Gilner	Chief Compliance Officer Vice President
Kenneth V. Moreland	Chief Financial Officer Vice President

*   The address of each person listed above is 100 East Pratt Street, Baltimore, MD 21202.

Exhibit B

COMPARABLE FUNDS FOR WHICH T. ROWE SERVES AS INVESTMENT ADVISER OR SUB-ADVISER

Fund*	$ Assets (as of 10/31/2011 )	Annual Fee Paid to T. Rowe (as a percent of average daily net assets)
ING T. Rowe Price Equity Income Fund	$1,392,094,772

Assets up to $100 million: 0.50% on the first $50 million
0.45% on the next $50 million

When assets exceed $100 million:

0.40% on all assets

When assets exceed $200 million:

0.35% on all assets

When assets exceed $500 million:

0.325% on first $500 million
0.30% on next $500 million

When assets exceed $1 billion:

0.30% on all assets

John Hancock Funds II Equity-Income Fund	$1,372,712,718	.375% on the first $1 billion reset to .35% on all at $1 billion .325 on assets above $1 billion
John Hancock Trust Equity Income Trust	$2,002,125,314	.375% on the first $1 billion reset to .35% on all at $1 billion .325 on assets above $1 billion
Maxim Series T. Rowe Price Equity Income Portfolio	$692,180,612	.40% on the first $250 million .375% on the next $250 million .35% on assets above $500 million
MML Series Investment Fund Equity Income Fund	$543,018,041	.40% on the first $250 million .375% on the next $250 million .35% on assets above $500 million
Northwestern Mutual T. Rowe Price Equity Income Fund	$292,353,770	.40% on the first $250 million .375% on the next $250 million .35% on assets above $500 million
Vantagepoint Equity Income Fund	$602,996,909	.40% on the first $250 million .375% on the next $250 million .35% on assets above $500 million
TD US Large Cap Value Fund	$681,534,924

Assets up to US$100 million:

.50 bps (0.50%) on the first US$50 million

.45 bps (0.45%) on the next US$50 million

When assets exceed US$100 million:

.40 bps (0.40%) on all assets

When assets exceed US$200 million:

.35 bps (0.35%) on all assets

When assets exceed US$500 million:

.32.5 bps (0.325%) on first US$500 million
.30 bps (0.30%) on next US $500 million

When assets exceed US$1 billion:

.30 bps (0.30%) on all assets

T. Rowe Price Equity Income Fund	$21,352,305,824	.25% individual fee .30% group fee .55% management fee

*Comparable fund is defined as an advised or subadvised mutual fund registered under the Investment Company Act of 1940 with a comparable strategy to the Portfolio. We do not include hedge funds, separate accounts, pension funds, institutional funds, or any other type of investment fund for which T. Rowe provides investment advisory services in this definition.

Exhibit C

SHAREHOLDER INFORMATION

Beneficial Owner Name	Shares	Percentage
1. Pru Annuity Distributor Inc. Attn: Separate Accounts, 7th Floor 213 Washington St. Newark, NJ 07102	18,108,686.052	73.5082
2. Pruco Life Insurance Company PLAZ Annuity Attn: Separate Accounts, 7th Floor 213 Washington St. Newark, NJ 07102	5,542,932.089	22.5003

(Record Date: End of business, October 31, 2011)